Exhibit 10.5

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES ACT OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER IS REGISTERED UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES ACT OR IS EXEMPT FROM SUCH REGISTRATION.

Void after 5:00 P.M. (Eastern Time), May 20, 2015
except as otherwise provided herein.

Warrant to Purchase
Date: January 22, 2007	347,271 Shares of Common Stock

WARRANT
TO PURCHASE COMMON STOCK OF
CONSONUS TECHNOLOGIES, INC.

FOR VALUE RECEIVED, this certifies that Avnet, Inc., and its assigns (the “Warrant Holder”), is entitled to purchase from Consonus Technologies, Inc., a Delaware corporation (the “Company”), 347,271 fully paid and nonassessable shares of Common Stock of the Company (the  “Common Stock”), subject to adjustment as provided herein, at a purchase price per share, subject to adjustment from time to time as provided herein, of $0.00026 (the “Warrant Price”) Except as otherwise provided herein, this Warrant is exercisable at any time beginning on the date hereof and ending at 5:00 P.M. (Eastern Time) on May 20, 2015 (the “Exercise Period”).

1.             Definitions.

“Capital Stock” shall mean the Company’s Common Stock and any other stock of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

“Fair Market Value” shall mean: (a) the average of the closing prices of the Common Stock’s sales on all domestic securities exchanges on which such Common Stock may at the time be listed, or if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or if on any day Common Stock is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ National Market System as of 4:00 p.m., Mountain Time, on such day, or if Common Stock is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each case averaged over a period of five (5) days consisting of the day as of which the “fair market value” is being determined and the four (4) consecutive business days prior to such day; and (b) if the Common Stock is not so listed or admitted to the unlisted trading privileges and bid and asked prices are not so reported, the fair market value of a share shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company; provided, however, that if the Warrant Holder shall disagree with such determination by the Board of Directors, the Company shall engage a reputable third-party valuation provider reasonably satisfactory to the Warrant Holder to make such determination. The Company shall pay such third-party provider’s fees and other costs in connection with such determination, except that if the third-party provider’s determination is within ten percent (10%) of the determination of the Board of Directors, the Warrant Holder shall pay such fees and other costs of the third-party provider.

                “Person” shall mean an individual, corporation, limited liability company, partnership, other business entity, trust, unincorporated organization or a government or any agency or political subdivision.

                “Underlying Shares” shall mean the Common Stock purchased upon exercise of this Warrant.

2.             Method of Exercise of Warrants.  Subject to the provisions of this Warrant, the Warrant Holder shall have the right, which may be exercised in whole or in part, to purchase from the Company, and the Company shall issue and sell to such Warrant Holder, the number of fully paid and non-assessable shares of Common Stock specified in this Warrant.  Such right shall be exercised by surrender to the Company at its principal office at 301 Gregson Drive, Cary, NC 27511, or such other location which shall at that time be the principal office of the Company (the “Principal Office”), of this Warrant together with the form of Purchase Agreement (attached hereto as Rider A) attached thereto duly completed and signed, and upon payment to the Company of the Warrant Price, as adjusted in accordance with the provisions of Section 11, for the number of Underlying Shares in respect of which this Warrant is then exercised.  Payment of such Warrant Price may be made (i) in cash, (ii) by certified check or bank draft payable to the order of the Company, (iii) by wire transfer of immediately available funds or (iv) by surrender of shares of Common Stock or by foregoing the issuance of a number of Underlying Shares pursuant to this Warrant, in either case, having an aggregate Fair Market Value equal to the aggregate Warrant Price for the Underlying Shares for which this Warrant is being exercised; provided, however, in the event that (a) at the time of such exercise the Common Stock is not listed or quoted or admitted for trading on any national securities exchange or automated quotation system in the United States, as the case may be, and (b) the Warrant Holder disputes the value determination by the Board of Directors of the Company described in clause (b) of the definition of Fair Market Value, the Warrant Holder may, within five (5) business days from being provided notice of such determination, as its sole and exclusive remedy, withdraw its request to make payment of the Warrant Price in accordance with this clause (iv) accompanied by such payment in accordance with clauses (i), (ii) or (iii) above.  In the event the Warrant Holder withdraws its request to make payment of the Warrant Price in accordance with clause (iv) above by operation of the preceding sentence and determines to make the applicable payment in accordance with clauses (i), (ii) or (iii) above, the exercise date with respect to this Warrant shall remain the original date of exercise by the Warrant Holder and shall in no way be deferred, or deemed to be deferred, to a later day as a result thereof, and no other term related to the exercise of this Warrant shall change other than the form of payment of the Warrant Price.  Upon such surrender of this Warrant, delivery of the Purchase Agreement and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrant Holder, in such name or names as the Warrant Holder may designate, a certificate or certificates for the number of full Underlying Shares so purchased, together with cash, as provided in Section 16 of this Warrant, in respect of any fraction of an Underlying Share otherwise issuable upon such surrender.  Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Underlying Shares as of the date of the surrender of this Warrant, with the Purchase Agreement, and payment of the Warrant Price as aforesaid.  If this Warrant is exercised in part prior to the end of the Exercise Period, the Company shall issue a new warrant for the remaining number of the Common Shares specified in this Warrant.

3.             Exchange.  This Warrant is exchangeable, upon the surrender thereof by the holder thereof at the Principal Office of the Company, for new warrants of like tenor registered in such holder’s name and representing in the aggregate the right to purchase the number of shares purchasable under this Warrant being exchanged, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder at the time of such surrender.

4.             Certain Covenants of the Company.  The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof; and will, upon issuance, be listed on each national securities exchange, if any, on which the other outstanding shares of the Company are then listed to the extent such listing is not prohibited by the applicable rules of such exchange, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be required to assure that the par value per share of the

Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant.  The Company further covenants and agrees that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.  During the Exercise Period, Company will notify Warrant Holder of all meetings of Company’s Board of Directors (and all meetings of any executive committee of such Board), with such notice being given at the same time and in the same manner as Company notifies the members of such Board (or executive committee, if applicable).  During the Exercise Period, Warrant Holder shall have the right to designate one individual to attend (at Warrant Holder’s sole expense) each such meeting in a non-voting, observer capacity, and in this connection, Company will provide to such individual copies of all information packages, slides and other review and/or presentation materials (if any) made available to members of such Board; provided, however, that Company shall have the right without prior written notice to exclude the Warrant Holder representative from any part of the discussion (and/or refrain from delivering copies of materials) if the Board determines in good faith that the material to be discussed is privileged or of such a sensitive nature that such representative should not be present.  In addition, Company shall provide such representative with copies of all written materials supplied by Company to potential third party investors during the Exercise Period.  All information learned by the representative by attending such meeting and all written materials delivered to the representative shall be treated as confidential information.

5.             INTENTIONALLY DELETED.

6.             INTENTIONALLY DELETED.

7.             Inspection Rights.  During the Exercise Period, Warrant Holder is entitled to inspect and copy, during regular business hours at the Company’s Principal Office, any of the books and records of the Corporation if the Warrant Holder gives the Company written demand at least five (5) business days before the date on which the Warrant Holder wished to inspect and copy such records.

8.             Registration Under the Securities Act. The Warrant Holder shall have the following Registration Rights:

(a)           Registration Rights - Piggyback. Subject to the limitation on registration rights provided for in this Section 8, if at any time during the Exercise Period, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form and other than in connection with the company’s initial public offering, whether or not oversubscribed) with the Securities and Exchange Commission (the “Commission”) while this Warrant is outstanding, the Company shall give the Warrant Holder at least thirty (30) days prior written notice of the filing of such registration statement. If requested by the Warrant Holder in writing within thirty (30) days after receipt of any such notice, the Company shall, at the Company’s sole expense, register or qualify all or, at the Warrant Holder’s option, any portion of the Underlying Shares of the Warrant Holder, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Underlying Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company that, in its opinion, the distribution of all or a portion of the Underlying Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Company shall not be required to include such Underlying Shares in such registration, provided that any such reduction shall be on a pro-rata basis among all selling shareholders; provided, however, (i) that in the event that the Company does not intend to include all the requested Underlying Shares in the registration statement due to such advice received from the managing underwriter, if the Company includes in the registration statement any securities other than securities being offered by the Company for its own account, then the Company shall include any of the Underlying Shares requested to be included in such registration statement by the Warrant Holder and any such other securities on a pro-rata basis and (ii) if the Company does not include all of the requested Underlying Shares in the registration statement, then the Company will within six (6) months after the registration statement becomes effective file at is sole expense a new registration statement relating to those Underlying Shares which the Company did not include in the prior registration statement, and the Company will use its best efforts to cause the registration statement to become effective as promptly as practical (provided, however, that the Company and/or the underwriters for the registration called for under this clause (ii) shall have the right to defer such registration for a period of not more than ninety (90) days upon a good faith determination that marketing factors necessitate such a delay).

                (b)           Registration Right - Demand. Subject to the limitation on registration rights provided for in this Section 8, if, on any one occasion 180 days after the Company’s initial public offering and during the Exercise Period the Company shall receive a written request from the Warrant Holder to register the sale of all or part of the Underlying Shares, which sale is reasonably expected to generate aggregate proceeds of at least $1,000,000, the Company shall, within ninety (90) days thereafter, prepare and file with the Commission an amendment to any then-outstanding registration statement or, as appropriate, a new registration statement sufficient to permit the public offering and sale of the Underlying Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become and remain effective (including taking such steps as are necessary to obtain removal of any stop order) as promptly as practicable (provided, however, that the Company and/or the underwriters for the registration called for under this Section 8(b) shall have the right to defer such registration for a period of not more than ninety (90) days upon a good faith determination that marketing factors necessitate such a delay). All expenses (including up to $15,000 for fees of a single special counsel for the Warrant Holder) incurred in connection with such registration (provided that such expenses are reasonable in the case of expenses incurred by the Warrant Holder) shall be borne by the Company.  The Warrant Holder may, at its option, distribute the Underlying Shares covered by its demand by means of an underwriting.  If the Warrant Holder intends to distribute the Underlying Shares covered by its demand by means of an underwriting, Warrant Holder shall so advise the Company as part of its demand made pursuant to this Section 8(b), including the identity of the managing underwriter.  The Company shall, together with the Warrant Holder, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Warrant Holder and reasonably satisfactory to the Company.

(c)           Blue-Sky. In the event of a registration pursuant to the provisions of this Section 8, the Company shall use its best efforts to cause the Underlying Shares so registered to be registered or qualified for sale under the securities or “blue sky” laws of such jurisdictions as the Warrant Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any state by reason of this Section 8(c) in which it is not otherwise required to qualify to do business or to file a general consent to service of process.

(d)           Effective Period. The Company shall keep effective any registration or qualification contemplated by this Section 8 for a period of at least six (6) months or, if earlier, until the Warrant Holder has completed the distribution of related thereto; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underlying Shares beyond such six (6) month period, the Company shall keep such registration or qualification in effect as it relates to the Underlying Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

(e)           Copies of Prospectus. In the event of a registration pursuant to the provisions of this Section 8, the Company shall furnish to the Warrant Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the 1933 Act and the rules and regulations thereunder, and such other documents, as the Warrant Holder may reasonably request to facilitate the disposition of the Underlying Shares included in such registration.

(f)            Prior Exercise. The Warrant Holder demanding registration pursuant to Section 8(b) hereof shall not be required to exercise the purchase rights represented by this Warrant prior to demanding registration rights hereunder. If, however, the Warrant Holder demands such registration rights and the Company prepares and files a registration statement or post-effective amendment as a result of such demand and the Warrant Holder thereafter elects not to exercise the purchase rights represented by this Warrant during the period that such registration statement or post-effective amendment is effective, the demand registration right provided by this Section 8 shall nonetheless have been satisfied by the Company, and the Warrant Holder shall have no further demand rights pursuant to Section 8(b).

(g)           Cross-Indemnity. In the event of a registration pursuant to the provisions of this Section 8, the Company shall enter into a cross-indemnity agreement and contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants’ cold comfort letters, with any underwriter who acquires any Underlying Shares.

(h)           Current Filings. The Company agrees that at all times after it has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and  until the earlier of (i) the period when all the Underlying Shares have been sold under a registration statement or pursuant to Rule 144 under the 1933 Act or (ii) the date five (5) years after the date on which the Underlying Shares are issued upon exercise of this Warrant in accordance with the terms hereof, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underlying Shares to sell such securities under Rule 144.

(i)            Registration on Form S-3. In the event the Company receives from the Warrant Holder a request that the Company effect a registration on Form S-3 with respect to the Underlying Shares and if Form S-3 is available for such offering by the Warrant Holder, the Company shall, as soon as practicable, effect such registration as would permit or facilitate the sale and distribution of the Underlying Shares as are specified in the request. All expenses incurred in connection with the registration pursuant to this Section 8(i) shall be borne by the Company.  Registrations pursuant to this Section 8(i) shall not be counted as a demand for registration pursuant to Section 8(b) hereof, and holders of other securities of the Company having registration rights shall have the ability to be included in the registration on Form S-3.

                (j)            Restriction.  No registrations rights superior to those set forth in this Section 8 shall be granted to any other Person.

9.             Market Stand-Off Agreement. Warrant Holder hereby agrees that during a period, not to exceed 180 days, following the effective date of the Company’s initial offering of its securities to the public, to the extent required by the underwriters with respect to such initial public offering, it shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Capital Stock (including, without limitation, the Underlying Shares) held by it at any time during such period except Underlying Shares, if any, included in such registration.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Capital Stock held by Warrant Holder until the end of such period.

10.           Indemnification.

                (a)           Whenever pursuant to Section 8 a registration statement relating to this Warrant or any Underlying Shares is filed under the 1933 Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the “Distributing Holder”), and each Person, if any, who controls (within the meaning of the 1933 Act) the Distributing Holder, and each underwriter (within the meaning of the 1933 Act) of such securities and each Person, if any, who controls (within the meaning of the 1933 Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling Person or any such underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling Person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and provided, further, that in the event of any claim by the Company against the Warrant Holder arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by the Warrant Holder for use in the preparation thereof, the Warrant Holder’s damages to the Company shall not exceed the sum received by the Warrant Holder from the issuance of the Underlying Shares in connection with any such registration statement, preliminary prospectus, final prospectus or amendment or supplement.

                (b)           Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party if a claim in respect thereof is to be made against any indemnifying party, shall give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10.

(c)           In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and under such circumstances, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

11.           Anti-Dilution Adjustments.

                (a)           The Warrant Price and the number of Underlying Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time pursuant to this Section 11.

                (b)           Subject to Section 12 hereof, if and whenever on or after the date hereof the Company issues or sells, or in accordance with Section 12 is deemed to have issued or sold, any shares of its Common Stock without consideration or at a price per share less than the Fair Market Value in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case, the Warrant Price, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying the Warrant Price in effect immediately prior to such issuance or sale by the following fraction:

P + N
P + F

where:

P =                               the number of shares of Common Stock outstanding immediately prior to such issuance or sale, assuming the exercise or conversion of all outstanding securities deemed exercisable for or convertible into Common Stock at any time on or after the date of such calculation

N =                             the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock so issued or sold would purchase at the Fair Market Value in effect immediately prior to such issuance or sale

F =                               the number of additional shares of Common Stock so issued or sold

In such event, the number of shares of Common Stock issuable upon the exercise of any Warrant shall be increased to the number obtained by dividing (i) the product of (a) the number of Underlying Shares issuable upon the exercise of this Warrant before such adjustment, and (b) the Warrant Price in effect immediately prior to the issuance giving rise to this adjustment by (ii) the new Warrant Price determined in accordance with the above formula.

                (c)           Notwithstanding the foregoing, there shall be no adjustment in the Warrant Price as a result of (i) any issue or sale (or deemed issue or sale) of options to acquire shares of Common Stock to employees or directors of the Company, or shares of Common Stock issuable pursuant to the exercise of such options, pursuant to stock option plans approved by the Board of Directors of the Company or (ii) any issue (or deemed issue by operation of applicable anti-dilution protections afforded thereto) of shares of Common Stock that are issuable upon exercise of this Warrant (collectively, “Exempt Issuances”).

                (d)           All calculations under this Section 11 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  No adjustment in the Warrant Price or the number of Underlying Shares purchasable upon exercise of this Warrant is required if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, as the case may be; provided, however, that any adjustments which by reason of this Section 11(d) are not required to be made will be carried forward and given effect in any subsequent adjustment.

12.           Effect on Warrant Price of Certain Events.  For purposes of determining the adjusted Warrant Price under Section 11, the following shall be applicable:

                (a)           Issuance of Rights or Options.  Except for Exempt Issuances, if the Company in any manner grants or sells any options and the price per share for which Common Stock is issuable upon the exercise of such options at the time of the granting or sale of such options, or upon conversion or exchange of any convertible securities issuable upon exercise of such options at the time of the granting or sale of such options, is less than the Fair Market Value in effect immediately prior to the time of the granting or sale of such options, then the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of the total maximum amount of such convertible securities issuable upon the exercise of such options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such options for such price per share.  For purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such options, plus in the case of such options which relate to convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such convertible securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon the conversion or exchange of all such convertible securities issuable upon the exercise of such options.  No further adjustment of the Warrant Price shall be made when convertible securities are actually issued upon the exercise of such options or when Common Stock is actually issued upon the exercise of such options or the conversion or exchange of such convertible securities.

                (b)           Issuance of Convertible Securities.  Except for Exempt Issuances, if the Company in any manner issues or sells any convertible securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof at the time of the granting or sale of such convertible securities is less than the Fair Market Value in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such convertible securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share.  For the purposes of this paragraph, the “price per share for which Common Stock is issuable” shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities.  No further adjustment of the Warrant Price shall be made when Common Stock is actually issued upon the conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any options for which adjustments of the Warrant Price had been or are to be made pursuant to other provisions of this Section 12, no further adjustment of the Warrant Price shall be made by reason of such issue or sale.

                (c)           Change in Option Price or Conversion Rate.  Except for Exempt Issuances, if the purchase price provided for in any options outstanding after the date hereof, the additional consideration, if any, payable upon the conversion or exchange of any convertible securities outstanding after the date hereof or the rate at which any such convertible securities are convertible into or exchangeable for Common Stock changes at any time (excluding changes resulting from anti-dilution provisions thereof), the Warrant Price in effect at the time of such change shall be immediately adjusted to the Warrant Price which would have been in effect at such time had such options or convertible securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of Section 12, if the terms of any option or convertible security which was outstanding as of the date hereof are changed in the manner described in the immediately preceding sentence, then such option or convertible security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Warrant Price hereunder to be increased.

                (d)           Treatment of Expired Options and Unexercised Convertible Securities.  Upon the expiration of any option or the termination of any right to convert or exchange any convertible security without the exercise of any such option or right, the Warrant Price then in effect hereunder shall be adjusted immediately to the Warrant Price which would have been in effect at the time of such expiration or termination had such option or convertible security, to the extent outstanding immediately prior to such expiration or termination, never been issued.  For purposes of Section 12, the expiration or termination of any option or convertible security which was outstanding as of the date of issuance of this Warrant shall not cause the Warrant Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such option or convertible security caused it to be deemed to have been issued after the date.

                (e)           Calculation of Consideration Received.  If any Common Stock, option or convertible security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor.  If any Common Stock, option or convertible security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities traded on a national security exchange or automated quotation system in the United States, in which case the amount of consideration received by the Company shall be the Fair Market Value thereof as of the date of receipt.  If any Common Stock, option or convertible security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, option or convertible security, as the case may be.  The fair value of any consideration other than cash and securities traded on a national security exchange or automated quotation system in the United States shall be determined in good faith by a majority of the Board of Directors of the Company.

                (f)            Integrated Transactions.  In case any option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such option by the parties thereto, in the event the Board of Directors does not allocate specific consideration in respect thereof in accordance with the terms hereof following receipt of a detailed written notice (the “Allocation Notice”) from a Warrant Holder requesting the same (the “Requesting Holder”) with respect to a specific issuance, the options shall be deemed to have been issued for a consideration of $.00002.  The Board of Directors shall use commercially reasonable efforts to make such allocation within the time requested in writing by the Warrant Holder but, in any event, the Board of Directors shall make such allocation within sixty (60) days from the date it receives the written request for the same.  Furthermore, in the event the Board of Directors has yet to make the aforementioned allocation by the end of the Exercise Period and the Requesting Holder has not exercised this Warrant, the Exercise Peroid shall be extended until three business days following the date (the “Allocation Date”) the Board makes such allocation and provides the Warrant Holder with written notice thereof.  In the event the Requesting Holder exercises this Warrant following the date of the Allocation Notice but prior to the Allocation Date and the Board of Directors makes an allocation which would have the effect of lowering the applicable Warrant Price, the Requesting Holder shall continue to be entitled to the benefit of such allocation and promptly following the Allocation Date the Company shall issue the Requesting Holder such number of additional shares of Common Stock having a value, based on the Fair Market Value in effect on the exercise date of this Warrant, as would be necessary to effectuate the operation of the provisions set forth in Sections 11 or 12 hereof, as applicable, as if such provisions had been effectuated immediately prior to the exercise date of this Warrant.

                (g)           Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, options or in convertible securities or (b) to subscribe for or purchase Common Stock, options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                (h)           Subdivision or Combination of Common Stock.  If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

                (i)            Reorganization, Reclassification, Consolidation, Merger or Sale.  Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an “Organic Change”.  Prior to the consummation of any Organic Change, the Company shall make appropriate provisions  to insure that the Warrant Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Underlying Shares immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as the Warrant Holder would have received in connection with such Organic Change if the Warrant Holder had exercised its Warrant immediately prior to such Organic Change.  In each such case, the Company shall also make appropriate provisions to insure that the provisions of Sections 11 and 12 hereof shall thereafter be applicable to this Warrant.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire.

                (j)            Certain Events.  If any event occurs of the type contemplated by the provisions of Sections 11 and 12 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, but excluding Exempt Issuances), then the Board of Directors shall make an appropriate adjustment in the Warrant Price so as to protect the rights of the Warrant Holder; provided that no such adjustment shall increase the Warrant Price as otherwise determined pursuant to Sections 11 and 12 or decrease the number of Underlying Shares issuable upon exercise of this Warrant.

                (k)           Notices.

(i)            Not less than one (1) week after any adjustment of the Warrant Price, the Company shall give written notice thereof to the Warrant Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii)           The Company shall give written notice to the Warrant Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock; provided, however, in the event the Company’s Common Stock is listed or traded on a national securities exchange or quotation system in the United States, as the case may be, the Company need only comply with this part (ii)(a) in connection with the Company’s first ordinary Common Stock dividend, and thereafter no notice shall be required pursuant to this part (ii)(a) with respect to regular payment of such ordinary Common Stock dividend, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii)           The Company shall also give written notice to the Warrant Holder at least twenty (20) days prior to the date on which any Organic Change shall take place.

13.           Certain Events.  If any of the following occurs on or before the end of the Exercise Period:

                (a)           a consolidation or merger of the Company with or into another entity (other than any merger as to which the Company is the surviving corporation and there is no change in the Common Stock in connection therewith),
                (b)           a liquidating dividend with respect to the Common Stock, or
                (c)           a tender offer or exchange offer with respect to the Common Stock (other than a tender offer that has not been recommended by the Company’s Board of Directors),

(each, an “Event”), in the event the Board of Directors determines in good faith that operation of this provision will not in any way adversely affects the interests of the Company, the Company’s shareholders or any party to the Event, then in connection with any such Event, the Company shall use commercially reasonable efforts to provide that the Warrant Holder shall have the right, in lieu of exercising the Warrant in advance of such Event and receiving the consideration which the Warrant Holder would receive in connection with such consolidation or merger, liquidating dividend or tender offer (the “Event Consideration”), upon surrender of this Warrant to the Company or its duly authorized agent or to the depositary or exchange agent, as the case may be, to receive the Event Consideration with respect to the Underlying Shares for which this Warrant is exercisable reduced by the Warrant Price.  If set forth in writing, the Warrant Holder may condition the surrender of this Warrant upon the occurrence of the Event.  Such reduction in the Event Consideration shall first be applied to any cash included in the Event

Consideration and, to the extent that such cash is less than the Warrant Price, the amount of the securities or other property to be received by the Warrant Holder shall be reduced by an amount that, together with any such cash, is (as determined in good faith by the Board of Directors) equal to the Warrant Price.  The provisions of this Section 13 shall also apply to successive Events.

14.           INTENTIONALLY DELETED.

15.           Payment of Taxes.  All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.  The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the holder of this Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.

16.           Fractional Shares.  No fractional shares of the Company’s Common Stock will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the difference between the Fair Market Value per Underlying Share and the Warrant Price per share paid by the holder for its Underlying Shares upon such exercise.

17.           Loss, Theft, Destruction or Mutilation; Nontransferability of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it that this Warrant has been mutilated, destroyed, lost or stolen, and in the case of a mutilated warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the Warrant Holder’s name, in exchange and substitution for the warrant so mutilated, destroyed, lost or stolen, a new warrant of like tenor substantially in the form thereof with appropriate insertions and variations.  This Warrant may not be transferred, conveyed or otherwise disposed of by the Warrant Holder without the prior written consent of the Company.

18.           Computations.  The certificate of any firm of independent public accountants of recognized standing selected by the Company shall be conclusive evidence of the correctness of any computation under this Warrant.

19.           Governing Law.  This Warrant shall be governed by, construed and enforced in accordance with, the laws of the State of North Carolina without giving effect to its principles of conflicts of laws. Both parties agree to and accept the jurisdiction of the courts of North Carolina and consent to the State of North Carolina as the forum for any claim brought hereunder.

20.           Headings.  The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

21.           1933 Act Registration.  Neither this Warrant nor the Underlying Shares have been or will (except as provided below) be registered under the 1933 Act, and are “restricted securities” as defined under the 1933 Act.  The Warrant Holder, by accepting this Warrant, agrees (a) to make no sale or other transfer of this Warrant or Underlying Shares issuable upon exercise of rights arising hereunder except in conformity with the 1933 Act, and (b) that certificates representing Underlying Shares, so long as the Underlying Shares are restricted securities, will bear a legend in form satisfactory to the Company’s counsel which reflects the foregoing restriction.

22.           No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

                IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the date of this Warrant.

CONSONUS TECHNOLOGIES, INC.

By: /s/Michael G. Shook
Title: Chief Executive Officer

ACCEPTED BY

AVNET, INC.

By: /s/Stephen L. Quick

Title: Director

Rider A

PURCHASE AGREEMENT

Date:

TO:         Strategic Technologies, Inc.

                                The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase                      shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant.

Signature:

Address:

FIRST AMENDMENT TO WARRANT
TO PURCHASE COMMON STOCK OF
CONSONUS TECHNOLOGIES, INC.

THIS FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK ON CONSONUS TECHNOLOGIES, INC. (the “Amendment”), dated as of the 8th day of October, 2007, is made by and between

CONSONUS TECHNOLOGIES, INC., a Delaware corporation (“Company”); and

AVNET, INC., a Delaware corporation (“Warrant Holder”),

to the Warrant to Purchase Common Stock of Consonus Technologies, Inc., dated January 22, 2007 (as amended, modified, restated or supplemented from time to time, the “Warrant”), executed by the Company and accepted by the Warrant Holder. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Warrant.

RECITALS

A.          The Warrant contains various agreements between the Company and the Warrant Holder regarding the obligation of the Company to sell certain of its common stock to the Warrant Holder.

B.           The Company and the Warrant Holder have agreed to amend the Warrant as set forth in this Amendment.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the Company and the Warrant Holder hereby agree as follows:

ARTICLE I

AMENDMENT TO WARRANT

Section 8(a) of the Warrant is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding anything appearing in this Section 8(a) that may be to the contrary, in the event the Company shall file a registration statement in connection with the company’s initial public offering and such initial public offering is over-allotted, then the Company shall, at the Company’s sole expense, register or qualify the Target Amount (as defined below) of the Underlying

Shares, concurrently with the registration or qualification of the shares to be issued in connection with such over-allotment, all to the extent requisite to permit the public offering and sale of the Target Amount of the Underlying Shares through the facilities of all appropriate securities exchanges and the over-the- counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. The term “Target Amount” shall mean the number of Underlying Shares that is equal to thirty-five percent (35%) of the total number of over-allotted shares of the Company’s stock offered in the Company’s initial public offering.”

ARTICLE II

GENERAL

2.1           Full Force and Effect. As expressly amended hereby, the Warrant shall continue in full force and effect in accordance with the provisions thereof. As used in the Warrant, “hereinafter,” “hereto,” “hereof,” or words of similar import, shall, unless the context otherwise requires, mean the Warrant as amended by this Amendment.

2.2           Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina.

2.3           Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

2.4           Further Assurances. The Company shall execute and deliver to the Warrant Holder such documents, certificates and opinions as Avnet may reasonably request to effect the amendments contemplated by this Amendment.

2.5           Headings. The headings of this Amendment are for the purpose of reference only and shall not effect the construction of this Amendment.

2.6            Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND THE WARRANT HOLDER EACH WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE WARRANT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

[signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers to be effective on the day and year first above written.

COMPANY:

CONSONUS TECHNOLOGIES, INC.

By:	/s/ Michael G. Shook
	Name:	Michael G. Shook
	Title:	President

WARRANT HOLDER:

AVNET, INC.

By:	/s/ W. R. Crowell
	Name:	W. R. Crowell
	Title:	V. P and C.F.O.

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